Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 19, 2015, in the Registration Statement (Form S-1) and related Prospectus of Voyager Therapeutics, Inc. dated October 9, 2015.

/s/ Ernst & Young

Boston, Massachusetts

October 9, 2015